UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2024, the board of directors (the “Board”) of Procore Technologies, Inc. (the “Company”) adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Amended and Restated Bylaws (i) make certain changes to conform to recent amendments to the Delaware General Corporation Law (the “DGCL”), (ii) add bylaws allowing the Board to operate with reduced procedural requirements during an emergency, as defined in the DGCL, (iii) update procedures and rules relating to stockholder meetings, (iv) revise procedural mechanics and disclosure requirements applicable to stockholder nominations of directors, submissions of proposals regarding other business at stockholder meetings, and general director eligibility, and (v) make certain other ministerial changes.

The foregoing summary of the amendments effected by the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Procore Technologies, Inc., adopted on December 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: December 6, 2024	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary

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